Exhibit 99.2

Streamline Health Announces Pricing of Upsized $14 Million Public Offering of Common Stock

Atlanta, GA – February 26, 2021 – Streamline Health Solutions, Inc. (NASDAQ: STRM) (“Streamline Health”), provider of the eValuator™ Revenue Integrity Program to help healthcare providers proactively address revenue leakage and compliance, today announced the pricing of an underwritten public offering of 8,750,000 shares of its common stock at a purchase price to the public of $1.60 per share. Additionally, in connection with the offering, Streamline Health granted the underwriter a 30-day option to purchase up to an additional 1,312,500 shares of its common stock on the same terms and conditions. All of the securities in the offering are being sold by Streamline Health. The offering is expected to close on or about March 2, 2021, subject to the satisfaction of customary closing conditions.

The gross proceeds from the offering to Streamline Health are expected to be $14.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Streamline Health, but excluding any exercise of the underwriter’s option to purchase additional shares of common stock. Streamline Health intends to use the net proceeds from the offering for working capital and general corporate purposes.

Craig-Hallum Capital Group is acting as the sole managing underwriter for the offering.

A shelf registration statement on Form S-3 (File No. 333-233727) relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2019 and declared effective by the SEC on September 19, 2019. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering were filed with the SEC on February 25, 2021. A final prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and made available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, by telephone at (612) 334-6300 or by e-mail at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Streamline Health

Streamline Health is a leader in pre-bill revenue integrity solutions for healthcare providers. Our eValuator™ Revenue Integrity Program includes integrated solutions, technology-enabled services and analytics that drive compliant revenue and improved financial performance across the enterprise. We share a common calling and commitment to advance the quality of life and the quality of healthcare - for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, the anticipated closing of the offering and Streamline Health’s expected uses of the proceeds from the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Streamline Health’s operations, markets, products and services. Streamline Health identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Streamline Health’s most recent Annual Report on Form 10-K, as may be supplemented or amended by Streamline Health’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Streamline Health undertakes no obligation to publicly release the results of any revision to such forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

To Learn More:

Investors:

Randy Salisbury

Senior Vice President, Sales & Marketing

Streamline Health

404.229.4242

randy.salisbury@streamlinehealth.net